Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. Announces Comprehensive Strategic Initiatives to Enhance Shareholder Value

•	Plans to sell 15%-18% of Tim Hortons in Initial Public Offering

•	Launches initiatives to improve operating and financial performance of its Wendy’s business

•	Board authorizes an additional $1 billion for share repurchase and a 25% increase in the Company’s annual dividend rate to $0.68 per share

•	Plans to repay $100 million in debt due December 2005

DUBLIN, Ohio (July 29, 2005) – Wendy’s International, Inc. (NYSE: WEN) today announced a comprehensive plan intended to improve the performance of its Wendy’s® business and enhance value for its shareholders.

The Board of Directors and management began in 2004 a thorough review of the Company’s operations and strategic plan with its long-term, independent financial advisor, Goldman Sachs. The resulting initiatives announced today are a comprehensive approach to manage the Company for the future.

Chairman and CEO Jack Schuessler said: “We are taking strategic actions to improve Wendy’s performance and highlight the value of Tim Hortons®. The strategic initiatives reflect the evolution of our business and represent the most effective way to enhance value for our shareholders and other stakeholders.”

Company plans to sell 15%-18% of Tim Hortons in Initial Public Offering

The Board of Directors unanimously approved a plan to sell 15%-18% of Tim Hortons in an initial public offering (IPO). The Company hopes to complete the IPO by the end of the first quarter 2006 and would retain ownership of the remaining 82%-85% of the Tim Hortons business.

An IPO of 15%-18% would preserve the ability to complete a tax-free spin-off to Wendy’s shareholders if the Board decides to pursue such an initiative in the future.

The Board and management had previously considered various alternatives for Tim Hortons. The strategic and financial rationale for pursuing the IPO now includes:

•	Tim Hortons is able to internally fund its growth, in contrast to its reliance on the Company for capital to expand since its merger with Wendy’s in 1995 through the early 2000s.

•	Tim Hortons is generating significant growth with annual same-store sales increases of more than 7% in Canada since 2000. Tim Hortons has expanded from 1,980 restaurants in 2000 to 2,721 at year-end 2004, and produced $996 million in revenue and $247 million in segment income in 2004.

•	Tim Hortons “Always Fresh” par-baking initiative (Maidstone Bakery) is a proven success, but was still being developed in the early 2000s. In addition, the business has expanded its vertical integration initiatives with its Maidstone Coffee roaster and a distribution business in Canada (dry and frozen goods).

•	Tim Hortons’ performance in the U.S. has improved.

Company repositioning Tim Hortons U.S. business

Tim Hortons U.S. business has been breakeven financially over the past three years with same-store sales growing at an annual growth rate of 9% since 2000. At year-end 2004 there were 184 franchised stores and 67 company operated units.

The Company plans to reposition its Tim Hortons U.S. business by accelerating re-franchising of company stores and continuing to open new restaurants with franchisees.

The chain will review its portfolio of U.S. stores, including the New England locations acquired in 2004 and converted to Tim Hortons. These units have produced lower than expected sales, which has negatively affected profitability in the U.S. As part of its annual review of goodwill at all of its brands, during the fourth quarter the Company will review for impairment the goodwill related to the New England acquisition.

Company to focus on improving financial performance of its Wendy’s business

The Company completed a thorough review of its Wendy’s business and plans to maximize profits and returns in the U.S., Canada and International markets. Strategic initiatives include:

•	Rebalancing U.S. Store Mix: Following a review of its portfolio of 5,935 U.S. stores at year-end 2004, which consisted of 22% company operated and 78% franchise operated units, the Company will pursue the sale of certain stores to franchisees that are in areas where it is not efficient for the Company to operate. Through these sales, Wendy’s plans to lower the mix of company operated stores over the next two to three years from 22% to a range of 15%-18%. Wendy’s will continue to provide leadership to the system with innovation in operations, new products, buildings and equipment. The Company may also buy certain stores from franchisees for strategic reasons. Management believes this initiative will increase operating margins and improve overall performance.

•	Closing Underperforming U.S. Company Stores: The Company has analyzed its U.S. company store base and intends to close 40 to 60 underperforming restaurants that are negatively impacting profits and returns.

•	Selling Franchised Real Estate: At year-end 2004, Wendy’s owned 217 U.S. sites where it leases real estate to franchisees. The Company intends to pursue the sale of this real estate to franchisees or third party investors, where feasible.

•	Slowing New Store Development: Wendy’s will slow U.S. company new store development, which has averaged 71 units over the past four years, to a range of 30 to 40 beginning in 2006. The Company is adjusting its development plan due to rising real estate and building costs, as well as margin pressure, and to focus on improving unit level economics.

•	Rebalancing Wendy’s Store Mix in Canada: The Company assessed its portfolio of 154 company operated and 230 franchise operated units in Canada. Management intends to close certain underperforming units, re-franchise units in certain provinces and limit development to the most profitable areas.

Company expects neutral to positive impact from facilities actions and improvement in ROA and ROIC

Facilities actions at Wendy’s are expected to generate net gains from re-franchising stores and selling real estate, which would offset potential charges from closing underperforming stores. Management expects the accumulation of gains and write-offs/charges will be neutral or slightly positive to earnings, while improving return on assets and invested capital.

Slowing Wendy’s new company store development is expected to save $50 million to $60 million in annual capital expenditures as management focuses on improving return on assets and return on invested capital.

The amount of cash generated from the Tim Hortons IPO, facilities actions and slowing Wendy’s company store development is dependent on market and business conditions. The Company plans to use the cash primarily to repurchase common shares of its stock.

Board authorizes additional $1 billion for share repurchase and a 25% increase in the Company’s annual dividend rate to $0.68 per share

Based on the Company’s strategic initiatives and cash flow projections, the Board authorized an additional $1 billion for share repurchases. The total authorization for share repurchase is now $1.22 billion.

The Company has repurchased 40.4 million common shares for approximately $1 billion since 1998.

The Board also authorized a 25% increase in the Company’s annual dividend rate per share from $0.54 to $0.68, beginning with the dividend payment date scheduled for November 21, 2005. Going forward, the Company intends to target a dividend payout ratio in the range of 23%-27%, up from the current range of 18%-22%.

Company to pay off $100 million of debt due in December 2005 at maturity

The Company intends to use existing cash and cash flow to pay off $100 million in debt due on December 15, 2005 (6.35% notes on the balance sheet).

“We have a strong balance sheet and will remain focused on a sound, long-term financial strategy as we improve earnings and position the Company for the future,” said Chief Financial Officer Kerrii Anderson.

Company reiterates 11%-13% long-term EPS growth rate

As part of the strategic planning process, management also reviewed the Company’s financial outlook and is reiterating its long-term annual growth rate guidance of 11%-13%. The outlook includes the plan to sell a portion of Tim Hortons as an IPO, the Wendy’s brand initiatives to lower new unit development and operate fewer company stores, as well as future share repurchases.

“While we believe there is significant growth remaining in the Wendy’s business, our initiatives are focused on improving returns and cash flow,” Schuessler said.

“The Board and management are confident that the initiatives announced today will result in greater value for our shareholders and other stakeholders. While the implementation of the plan will be dependent on market and business conditions, we currently anticipate completing the IPO of Tim Hortons in the next nine months. The other strategic initiatives with Wendy’s will begin immediately and continue over the next two to three years,” Schuessler said.

Conference call and Webcast scheduled to discuss 2nd Quarter results and Strategic Initiatives

Management will host a conference call on Friday, July 29, beginning at 8:00 am (Eastern) to discuss its second-quarter results and elements of its Enterprise Strategic Initiatives. Investors and the public may participate in the conference call in either one of the following ways:

•	Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived at that site.

Management intends to supplement its conference call remarks with a PowerPoint presentation, which will be available at www.wendys-invest.com beginning at 8:00 am.

Tim Hortons IPO

A registration statement relating to the common shares to be sold in the Tim Hortons IPO is expected to be filed with the Securities and Exchange Commission, but has not been filed or become effective. The common shares may not be sold and offers may not be accepted prior to the time the registration statement becomes effective.

This release does not constitute an offer to sell or the solicitation of any offer to buy, and there shall not be any sale of the common shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,800 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh® Mexican Grill. The Company has investments in two other quality brands – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Tim Hortons IPO. The Company recently announced its plan to sell 15-18% of Tim Hortons in an initial public offering (IPO). A registration statement relating to the common shares to be sold in the IPO is expected to be filed with the Securities and Exchange Commission but has not been filed or become effective. Changes in Tim Hortons’ business results or market conditions, as well as other factors, could affect the decision to proceed with the IPO. In addition, numerous risks to the Company are inherent in the contemplated IPO. For example, the Company cannot predict the price or demand for the common shares to be sold, and the Company cannot make any assurance of the successful completion of the IPO. Among other things, these factors may affect the aggregate proceeds that the Company may receive in the IPO. During the registration process, the Company will devote resources to completing the IPO, which may divert the attention of the Company and its management team from the operation of its business. Similarly, the Company expects to incur costs of counsel, accountants, underwriters and other advisors during the IPO. The Company may not achieve the operational and financial efficiencies anticipated as part of the IPO.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.